Exhibit 10.11

FORM OF

FOURTH AMENDMENT OF

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT OF THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of             , 2008 (the “Effective Date”), is by and among INTREPID MINING LLC, a Delaware limited liability company (“IMLLC”), formerly by way of conversion Intrepid Mining LLC, a Colorado limited liability company, INTREPID POTASH-MOAB, LLC, a Delaware limited liability company (“IPMLLC”), INTREPID POTASH-NEW MEXICO, LLC, a New Mexico limited liability company (“IPNMLLC”), INTREPID POTASH-WENDOVER, LLC, a Colorado limited liability company (“IPWLLC”), INTREPID POTASH, INC., a Delaware corporation (“IPI”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (“USB”), in its capacity as lead arranger and Agent (“Agent”), and the Lenders (as defined below).

RECITALS

A. IMLLC, IPMLLC, IPNMLLC and IPWLLC (“Original Borrowers”), Agent and the lenders named therein (the “Lenders”) are parties to a Third Amended and Restated Credit Agreement dated as of March 9, 2007, as amended pursuant to a First Amendment of Third Amended and Restated Credit Agreement dated as of May 23, 2007, a Second Amendment of Third Amended and Restated Credit Agreement dated as of September 11, 2007 and a Third Amendment of Third Amended and Restated Credit Agreement dated as of October 12, 2007 (as so amended, the “Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

B. Immediately prior to the Effective Date, IMLLC owned all of the 1,000 issued and outstanding shares of common stock of IPI.

C. As of the Effective Date, IMLLC is transferring all of its assets to IPI in exchange for (i) a portion of the net proceeds of the offer and sale by IPI of its Common Stock to the public in an underwritten initial public offering (the “IPO”), (ii) shares of IPI’s Common Stock, and (iii) the assumption by IPI of substantially all of the liabilities of IMLLC, including the Obligations (but excluding the Temporary Paydown Obligation (defined below)) (collectively, such transaction is referred to herein as the “Exchange”), in each case as described in the final prospectus for the IPO contained in the registration statement filed on Form S-1 with the Securities and Exchange Commission (the “Prospectus”).

D. In connection with the Exchange, IPI intends to declare a dividend with respect to the 1,000 shares of its Common Stock currently issued and outstanding (the “Formation Distribution”), which will be paid in shares of Common Stock; provided, however, that for each share of Common Stock purchased by the underwriters pursuant to the over-allotment option granted in connection with the IPO, the number of shares payable pursuant to the Formation Distribution will be reduced, one-for-one, and in lieu of such shares, IPI will pay cash in an amount equal to the net proceeds, before offering expenses but after underwriting discounts and commissions, it receives from the exercise of the underwriters’ over-allotment option.

E. Original Borrowers, IPI, Agent and the Lenders desire that this Amendment be executed and delivered in order to amend certain terms and provisions of the Credit Agreement, including without limitation by providing for the terms upon which IPI shall assume the Obligations of IMLLC (other than the Temporary Paydown Obligation), and be substituted for IMLLC as a party to the Credit Agreement.

F. IMLLC is retaining the obligation to repay $18,900,000 of the outstanding principal balance of the Revolving Loan, together with all unpaid interest accrued thereon and any fees, charges and other costs owing from Original Borrowers to Lenders with respect to the repayment of such principal balance on the Revolving Loan, including any charges and costs incurred by any Lender under Section 3.5 of the Credit Agreement (collectively, the “Temporary Paydown Obligation”), and has paid to the Lenders, concurrently with the execution and delivery of this Amendment, the amount of the Temporary Paydown Obligation.

AMENDMENT

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Prepayment. Concurrently with the execution and delivery of this Amendment, IMLLC has paid to Lenders in accordance with the Credit Agreement the amount of the Temporary Paydown Obligation. Other than the Temporary Paydown Obligation, IPI hereby assumes and agrees to pay and perform all of the Obligations of IMLLC.

2. Amendment of Credit Agreement. The Credit Agreement shall be, and hereby is, amended as follows, effective as of the Effective Date:

a.	By substituting Intrepid Potash, Inc., a Delaware corporation, for Intrepid Mining LLC as a party to the Credit Agreement, inserting in the Credit Agreement the definition of “IPI” contained in the first paragraph of this Amendment, and changing all references in the Credit Agreement to “IMLLC’ to be references to “IPI”; provided that references to “IMLLC” in the definitions of “EBITDAX,” “EBITDAX (Adjusted)” and “Fixed Charge Coverage Ratio” and in other places in the Credit Agreement that relate to time periods prior to the Effective Date and time periods from and after the Effective Date shall be deemed to refer to IMLLC with respect to time periods prior to the Effective Date and to IPI with respect to time periods from and after the Effective Date.

b.	By deleting clause (b) of the definition of “Change in Control” in Section 1.1 on page 3 of the Credit Agreement.

c.	By deleting “(other than IOG)” in clause (d) of the definition of “Collateral” in Section 1.1 on page 4 of the Credit Agreement.

d.	By deleting the definition of “IOG” in Section 1.1 of page 9 of the Credit Agreement.

e.	By deleting clause (b) of the definition of “Mandatory Prepayment Amounts” in Section 1.1 on page 11 of the Credit Agreement.

f.	By substituting the following for the first sentence of Section 5.1(b) on page 32 of the Credit Agreement:

IPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having all powers required to carry on its business and to enter into and carry out the transactions contemplated hereby.

g.	By adding “and arrangements with sureties to provide financial assurances to secure such reclamation obligations” at the end of clause (6)(A) of Section 6.2(d) on page 42 of the Credit Agreement.

h.	By deleting clause (3) of Section 6.2(g) on page 44 of the Credit Agreement.

i.	By substituting the following for Section 6.2(m) on pages 46 and 47 of the Credit Agreement:

(m) Distributions. IPI will not make any Distributions, except as follows (and such exception shall not apply if, immediately before, immediately after or as of the end of the Fiscal Quarter in which any such Distribution shall have occurred, any Default shall have occurred and be continuing): IPI may make a Distribution at a time when the Cash Flow Leverage Ratio (Distributions) of IPI and its Consolidated Affiliates shall not be greater than 2.5:1.0 immediately before and immediately after such Distribution and as of both the beginning and the end of the Fiscal Quarter in which such Distribution shall have occurred.

3. The Notes. Each of the Notes shall be amended by an Allonge (collectively, the “Allonges”) in the form of Exhibit “A” attached hereto and made a part hereof.

4. Release. Subject to the fulfillment by IPI and the Original Borrowers (other than IMLLC) of their obligations under Section 5 below, in consideration of the repayment of the Temporary Paydown Obligation and the substitution of IPI for IMLLC as a Borrower under the Credit Agreement, (a) the security interests and liens granted to or held by the Agent under and pursuant to (i) the Second Amended and Restated Security Agreement, dated as of March 9, 2007 (the “LLC Interest Security Agreement”), between IMLLC and Agent, in its capacity as agent for the benefit of Agent and the Lenders (as to the pledge by IMLLC of the limited liability company membership interests in IPMLLC, IPNMLLC and IPWLLC, HB Potash and Moab Gas

Pipeline, LLC, a Colorado limited liability company (“Moab Pipeline”)), and (ii) the Second Amended and Restated Security Agreement, dated as of March 9, 2007 (the “Assets Security Agreement”), between IMLLC and Agent, in its capacity as agent for the benefit of Agent and the Lenders (as to the pledge by IMLLC of accounts, general intangibles, equipment, inventory and the proceeds of the foregoing), are hereby released, and the LLC Interest Security Agreement and the Assets Security Agreement are terminated and shall be of no further force and effect, (b) Agent shall promptly remove IMLLC as a named debtor from (or, to the extent that IMLLC is the sole named debtor, terminate) any and all financing statements of record filed by Agent or the Lenders under the Credit Agreement under which IMLLC is named as a debtor, and (c) IMLLC is hereby released and discharged from all of the Obligations under the Loan Documents, except in each case for indemnification and other provisions of the Loan Documents that by their terms survive the repayment of the Obligations and the termination of the Loan Documents, but only with respect to any actions, occurrences or events occurring prior to the Effective Date.

5. Loan Documents. All references in any document to the Credit Agreement shall be deemed to refer to the Credit Agreement, as amended pursuant to this Amendment. All references in any document to any Note shall be deemed to refer to such Note, as amended pursuant to the applicable Allonge. Original Borrowers (other than IMLLC) and IPI (herein collectively referred to as “Borrowers”) shall also deliver to Agent such new Loan Documents and amendments to existing Loan Documents as Agent may request, including, without limitation, (a) a security agreement between IPI and Agent, in its capacity as agent for the benefit of Agent and the Lenders, granting a security interest and lien on all of its limited liability company membership interests in IPMLLC, IPNMLLC and IPWLLC, HB Potash and Moab Pipeline, in substantially the form of the LLC Interest Security Agreement released in accordance with Section 4 above, and (ii) a security agreement between IPI and Agent, in its capacity as agent for the benefit of Agent and the Lenders, granting a security interest in its accounts, general intangibles, equipment, inventory and the proceeds of the foregoing, in substantially the form of the Assets Security Agreement released in accordance with Section 4 above.

6. Consent and Waiver. The undersigned Agent and Lenders hereby consent to the IPO and the Exchange, including, without limitation, the assignment by IMLLC of all of its assets to IPI, and the assumption by IPI of the Obligations (other than the Temporary Paydown Obligation), in each case as and to the extent described in the Prospectus (collectively, the “Transactions”). The undersigned Agent and Lenders hereby waive any (a) actual or alleged Default or Event of Default under Section 2.4(b), Section 5.1(b), Section 6.2(f), Section 6.2(m) or Section 6.2(n) of the Credit Agreement arising out of, resulting from or attributable to the consummation of the Transactions, (b) notice requirements under Section 6.1(d) or Section 6.l(e) of the Credit Agreement with respect to the Transactions or (c) notice requirements under Section 2.5(a) of the Credit Agreement with respect to the payment of the Temporary Paydown Obligation; provided, that except as provided herein, the execution and delivery by Agent and Lenders of this Amendment shall not operate as a waiver of any other right, power or remedy of Agent or Lenders.

7. Certification by Borrowers. Borrowers hereby certify to Agent and the Lenders that, as of the date of, and after giving effect to, this Amendment: (a) all of Borrowers’ representations and warranties contained in the Credit Agreement are true, accurate and complete in all material respects, (b) Borrowers have performed and complied with all agreements and conditions required to be performed or complied with by them under the Credit Agreement and/or any Loan Document on or prior to this date, and (c) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

8. Continuation of the Credit Agreement. Except as specified in this Amendment, the provisions of the Credit Agreement shall remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Credit Agreement or any other document executed and delivered in connection therewith, the terms of this Amendment shall control.

9. Miscellaneous. This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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EXECUTED as of the date first above written.

ORIGINAL BORROWERS and IPI:

INTREPID MINING LLC

By: IPC Management LLC, its Manager

By:

INTREPID POTASH-MOAB, LLC

By:

INTREPID POTASH-NEW MEXICO, LLC

By:

INTREPID POTASH-WENDOVER, LLC

By:

INTREPID POTASH, INC.

By:

AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:
J. Tyler Fauerbach
Vice President

LENDERS:

AGFIRST FARM CREDIT BANK

By:
Bruce Fortner
Vice President

BANK OF THE WEST

By:
G. S. Todd Berryman
Senior Vice President

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND” NEW YORK BRANCH

By:
John L. Church
Executive Director

By:
Brett Delfino
Executive Director

UNITED FCS, PCA (F/K/A FARM CREDIT SERVICES OF MINNESOTA VALLEY, PCA), D/ B/A FCS COMMERCIAL FINANCE GROUP

By:
Daniel J. Best
Assistant Vice President

GUARANTY BANK AND TRUST COMPANY

By:
Gail Nofsinger
Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

By:
J. Tyler Fauerbach
Vice President

UNITED WESTERN BANK

By:
Steven C. Emmons
Senior Vice President

VECTRA BANK COLORADO NATIONAL ASSOCIATION

By:
Brad Elliott
Assistant Vice President

CONSENTED AND AGREED TO BY THE UNDERSIGNED, AS GUARANTORS:

MOAB GAS PIPELINE, LLC

By:

HB POTASH LLC

By: